                          Consulting Agreement Between:

                             jesselivermore.com Inc

                               1752 NW 3rdTerrace
                                   Suite 118-C
                            Fort Lauderdale, FL 33311

                                       and
                                  David Leitzke
                              3529 Moss Point place
                               Lake Mary. Florida
                                      32746

Effective Date October 15, 2000

jesselivermore.com (Hereafter known as Livermore) desire to enter into a contract with David Leitzke. (Hereafter known as Leitzke.)

LEITZKE WILL: Design and write a software package that functions online-works from the Internet designated website. The Livermore software package will follow the trading principles as out lined in the two books below. This software will simulate actual trading. The software will create a "Virtual Stock Market World"
that uses "Virtual Money" to avoid losing any real money, while allowing the trader to feel like he is trading the market:

         The first book was published in December of 1999 and is called:
                "Jesse Livermore: World's Greatest Stock Trader"
           written by Richard Smitten and published by Traders Press.

                        The second book is to be called:
               "How To Trade in Stocks" written by Jesse Livermore
                   with additional updates by Richard Smitten.
                 This book is to be published by Traders Press.

In addition to the overall software trading program, Leitzke will also design a software online game format that will allow a subscriber to trade in a Virtual
Wall Street World using Virtual Money so they cannot lose money. This game will be based on the "base software trading system."

Examples of some but not all of the expected program capability are attached they include:

Timing:

1. Break outs to new highs with heavy volume.

2. Identifying Pivotal Points and Continuation Pivotal Points
3. Identifying One Day Reversals and Spikes
4. Identifying Breakouts From A Consolidating Base
5. Implement a System for Top Down Trading
6. System To Implement Tandem Trading
7. Identifying Direction of the Current Market
8. Identifying Leading Sectors
9. Identifying Leading Groups
10. Building Stock Universes
11. Pin pointing stocks that have had an increase in volume of more than 50% of normal Volume.

Money Management

10. Portfolio/Probes Table
11. Stop Loss Notification
12. Overall Portfolio Management Table

The completion of the 12 points outlined above, plus any others that may be agreed upon, will be completed, on a timely basis from the effective date and these will be fully operational on the Internet at that time.

 Livermore will:

1. Make an initial payment of $6,000 on the effective date outlined above.

2. Make a second payment of $6,000 on the completion of the entire job.

All rights, title and interests to the software will belong to: Livermore.

Signed: /s/ David Leitzke
              For Livermore-Chairman

Date  October 15, 2000